Exhibit 99
Form 3 - Joint Filer Information
Name:                        Consolidation Coal Company
Address:                1800 Washington Road
                        Pittsburgh, PA  15241
Designated Filer:        CONSOL Energy Inc.
Issuer and
Ticker Symbol:                CNX Gas Corporation  (CXG)
Date of Event
Requiring Statement:        January 18, 2006